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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K
                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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   Date of Report (Date of earliest event reported): February 13, 1998

                     Merry Land & Investment Company, Inc.
            (Exact name of registrant as specified in its charter)

                  Georgia                                    001-11081
(State or other jurisdiction of incorporation)     (Commission File Number)

                                 58-0961876
                        (I.R.S. Employer I.D. Number)

  624 Ellis Street, Augusta, Georgia                           30901
(Address of principal executive offices)                    (Zip Code)

   Registrant's telephone number, including area code:  706/722-6756

        ____________________________________________________________
        (Former name or former address, if changed since last report)
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Filed: February 13, 1998

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   ITEM 5.   OTHER EVENTS.  Merry Land & Investment Company, Inc. (the
"Company") has completed the offering of its 7.625% Series E Cumulative Redeemable Preferred Stock (the "Series E Preferred Stock"). The offering of the Series E Preferred Stock was made pursuant to a Prospectus Supplement dated February 6, 1998 relating to the Prospectus dated January 22, 1996 filed with the Company's shelf registration statement #33-65067 on Form S-3.

   Dividends on the shares of Series E Preferred Stock will be cumulative from the date of original issue and will be payable quarterly in arrears on the last day of March, June, September and December of each year in an amount per share equal to $1.906 per annum. The first record date for determination of shareholders entitled to receive dividends on the Series E Preferred Stock is March 16, 1998.

   Shares of the Series E Preferred Stock are not convertible at any time. Application will be made to list the Series E Preferred Stock on the New York Stock Exchange. Trading of Series E Preferred Stock on the New York Stock Exchange is expected to commence within the 30-day period after initial delivery of the Series E Preferred Stock.

   The Series E Preferred Stock is not redeemable prior to February 13, 2003. On or after February 13, 2003, the Series E Preferred Stock may be redeemed for cash at the option of the Company in whole or in part and at a redemption price of $25.00 per share plus accrued and unpaid dividends, if any, thereon. The redemption price other than the portion thereof consisting of accrued and unpaid dividends is payable solely out of the sale proceeds of other capital stock of the Company. The Series E Preferred Stock will not be entitled to the benefit of any sinking fund.

   The net proceeds to the Company from the sale of the shares of the Series E Preferred Stock are estimated at approximately $96.7 million. The Company intends to use the net proceeds to repay outstanding debt and acquire and develop additional apartment properties. Pending such uses, the Company intends to invest temporarily the excess proceeds in interest bearing securities.

   Delivery of the shares of Series E Preferred Stock was made through the facilities of DTC on February 13, 1998.

   ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS. The Company is filing with this current report copies of the following documents in connection with this Offering.

     A.   EXHIBIT 1:   Underwriting Agreement.

     B.   EXHIBIT 4:   Articles of Amendment to Articles of Incorporation
                       (incorporated herein by reference to Exhibit B of the Company's Form 8-A12B filed February 11, 1998)

     C.   EXHIBIT 5:   Opinion as to the legality of the shares.

     D.   EXHIBIT 8:   Tax Opinion.

     E.   EXHIBIT 12:  Statement regarding computation of ratios (incorporated herein by reference to Exhibit 12 of the Company's 1996 10-K filed March 25, 1997)

     F.   EXHIBIT 23:  Consent of Hull, Towill, Norman & Barrett, P.C.
                       (contained in Exhibits 5 and 8)

     G.   EXHIBIT 27:  Financial Data Schedule (incorporated herein by reference to Exhibit 27 of the Company's 1996 10-K filed March 25, 1997)


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                      Signature Blocks on Following Page
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                                  SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                      Merry Land & Investment
                                      Company, Inc.
                                                        (Registrant)


                                      By:         /s/
                                      ------------------------------
                                              Dorrie E. Green
                                           As Its Vice President